Exhibit 23.1

                        SADLER, GIBB & ASSOCIATES, L.L.C.
                       Registered with the Public Company
                           Accounting Oversight Board


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Norstra Energy, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated April 24, 2012, with respect to the financial statements of Norstra Energy, Inc. in its registration statement on Form S-1/A relating to the registration of 60,000,000 shares of common stock. We also consent to the reference of our firm under the caption "interests of name experts and counsel" in the registration statement.



                                     /S/ SADLER, GIBB AND ASSOCIATES, LLC
                                     -------------------------------------------
                                     Salt Lake City, UT
                                     June 1, 2012